Exhibit 10-c


                      EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made effective as of January 17, 2000, by and between KLT Inc., a Missouri corporation with its principal place of business at 1201 Walnut, Kansas City, MO 64106 (the "Company"), and Gregory J. Orman, an individual residing at 12707 Cedar, Leawood, KS 66209 (the "Employee"). Each of Company and Employee is a "Party", and collectively they are the "Parties".

                            RECITALS

     The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. Term of Employment. The Term (the "Initial Term") of this Agreement shall commence on the date hereof (the "Commencement Date") and, subject to the further provisions of this Agreement, shall end on December 31, 2002; provided, however, this Agreement shall be automatically renewed for successive one (1) year periods ("Renewal Term") unless, at least ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, either party gives written notice to the other party specifically electing to terminate this Agreement at the end of the Initial Term or any such Renewal Term. The Initial Term and any Renewal Terms are sometimes collectively referred to herein as the "Employment Period."

     2. Title; Capacity. The Employee shall serve as President and Chief Executive Officer of the Company. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Company's Board of Directors (the "Board").

     The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board shall from time to time reasonably assign to him in such position. The Employee shall have such general executive powers and authority of supervision and management as are usually vested in the office of the chief executive officer of a corporation. The Employee agrees to devote such amount of his business time, attention and energies to the business and interests of the Company (and its affiliates as required by the Company's investments and the Employee's positions therein) during the Employment Period as may be reasonably required to perform his duties and responsibilities hereunder. The Employee may pursue personal investments and other business interests so long as such activity does not materially interfere with his duties hereunder. The Employee agrees to abide by reasonable rules, regulations, instructions, personnel practices and policies of the Company, and any reasonable changes therein which may be adopted from time to time, to the extent that the foregoing are not inconsistent with the provisions of this Agreement. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

     In no event shall the Employee be required to perform any duties or responsibilities, or otherwise take any actions that would violate any restrictive covenants to which the Employee is bound under the Agreement and Plan of Merger of Bracknell Corporation dated as of September 30, 1999, or the Employment Agreement between Custom Energy LLC and the Employee dated as of January 1, 1997.

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     3.   Compensation and Benefits.

          a. Salary. The Company shall pay the employee, in semi-monthly installments, an annual base salary of $125,000.00 for the one-year period commencing on the Commencement Date.
Such salary shall be subject to increase thereafter as determined by the Board, after taking into account the recommendations of the Compensation Committee of the Board.

          b. Fringe Benefits. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate, provided, however, that the Employee shall in any event be entitled to such fringe benefits as are provided from time to time by the Company to similarly situated senior executive officers, including health and welfare benefits, disability insurance benefits, life insurance benefits, vacation benefits, sick leave, automobile usage or allowances, and club privileges.

          c. Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board. Upon prior approval by the Board, the Company shall reimburse Employee, or directly pay for, dues and membership fees for industry organizations relevant to Employee's duties.

          d. Incentive Compensation Plan. The Employee shall be entitled to participate in the Company's Incentive Compensation Plan (the "Incentive Plan") as the same may be in effect from time to time. Initially, the Incentive Plan shall be as set forth in Exhibit A attached hereto. The Employee's account (the "Incentive Account") under the Incentive Plan shall equal 30% of the Pool established pursuant to the Incentive Plan (or such greater percentage of the Pool as may be approved by the Compensation Committee of the Board). The Employee's rights with respect to the Incentive Account upon or following any termination of the Employee's employment shall be governed by
Section 5 hereof. In the event of any conflict between the provisions of this Agreement and the Incentive Plan, with respect to the Incentive Account or otherwise, the provisions of this Agreement shall control. Unless otherwise defined herein or inconsistent with this Agreement, capitalized terms used herein with respect to the Incentive Plan shall have the meaning ascribed to such terms in the Incentive Plan.

     4. Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

          a. Expiration of the Employment Period in accordance with Section 1.

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          b.   At the election of the Company, for "Cause", upon
the later of (x) receipt by the Employee of a written Notice of Termination as contemplated by the last paragraph of this Section 4, or (y) compliance with the requirements of subsection iv of this Section 4.b. "Cause" for such termination shall include, and be limited to, the following:

               i. Dishonesty of the Employee having the effect of injuring the Company in a material respect;

               ii. Willful misfeasance or nonfeasance of duty intended to injure in a material respect or having the effect of injuring in a material respect, the reputation, business or business relationships of the Company or its respective officers, directors or employees;

               iii. Upon the Employee's conviction in a court of competent jurisdiction, or the Employee's guilty plea or plea of nolo contendere of any felony crime involving moral turpitude; or

               iv. Upon the reasonable good faith determination by the Board (after having given the Employee reasonably detailed written notice of the claimed deficiency, and, in the case of a deficiency which is susceptible to cure, an opportunity to cure the deficiency within 30 days, and, in any event, the opportunity within 15 days following such notice for the Employee (and/or, at the Employee's option, Employee's counsel or other representative) to make an oral and/or written presentation to the Board responding to any such notice) that the Employee has willfully failed to perform, in a material respect, his duties to the Company under this Agreement (other than a failure resulting from the Employee's illness, disability, or other incapacity).

          c. Immediately upon the death of the Employee, or on thirty (30) days notice from the Company following any disability as a result of which Employee has been unable to regularly perform a majority of his duties hereunder for a period in excess of ninety (90) consecutive days ("Disability"). If the Employee shall disagree with any determination by the Company regarding Disability, then the question of such Disability shall be submitted to an impartial and reputable physician for determination, selected by mutual agreement of Employee and the Company or, failing such agreement, selected by two physicians (one of which shall be selected by the Company and the other by the Employee), and such determination of the question of such Disability by such physician or physicians shall be final and binding on the Company and the Employee. The Company shall pay the reasonable fees and expenses of such physician or physicians.

          d. At any time, by written notice from the Employee to the Company, for good reason. For purposes of this Section 4.d., "good reason" is defined as, and limited to (i) a Change of Control (as defined below) of the Company or any Affiliate(s) in direct or indirect control of the Company as of the date hereof or at any time during the Employment Period; (ii) a failure of the Company to comply with any material provision of this Agreement which has not been cured within fifteen (15) days after notice of such noncompliance has been given by the Employee to the Company; (iii) a material adverse change by the Company of any of the Employee's titles, offices, management functions, duties or responsibilities, compensation or benefits; (iv) any amendment or termination of the Incentive Plan without the consent of the Employee that adversely affects, with respect to the Employee or any other members of the

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Company's senior management team (which is defined to comprise all officers of the Company), eligibility to participate, computation of the Pool, baselines, thresholds, Realization Events, valuation methodologies, allocations, payment provisions, effect of termination of employment, or other restrictions, terms or conditions relating to entitlement, measurement, or realization of benefits under or with respect to the Incentive Plan, except in connection with the termination of the Employee's employment pursuant to Sections 4.a, 4.b., or 4.c. of this Agreement; or (v) without the Employee's prior written consent, the Company requiring the Employee to be based anywhere other than a major metropolitan area within the continental United States, except for required travel on the Company's business to an extent substantially consistent with the Employee's present travel obligations. A "Change of Control" for purposes of this Agreement shall mean a change of control of the Company (for purposes of this definition, the term "Company" shall be deemed to include any Affiliate(s) in direct or indirect control of the Company as of the date hereof or at any time during the Employment Period) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation
14A (as in effect on the date hereof) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof (the "Exchange Act") assuming that the Company were then subject to Regulation 14A; provided, however, that, without limitation, such a change of control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act; other than any underwriter or member of an underwriting syndicate or group with respect to a public offering of securities of the Company registered under the Securities Act of 1933, the Company or any "person" who on the date hereof is a director or officer of the Company or whose shares of Company stock are treated as "beneficially owned" (as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof) by any such director or officer) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities, (B) less than a majority of the members of the Board are persons who were either nominated for election by the current directors of the Board or successors to such directors selected by current directors of the Board, (C) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the Company or such surviving entity) at least 80 percent of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes hereof, a Change of Control shall not be deemed to have occurred as a result of the consummation of any reorganization of Kansas City Power & Light Company ("KCPL") solely for purposes of establishing a holding company structure wherein the stockholders of the entity owning all or substantially all of the assets of KCPL immediately following such reorganization are predominantly the same as the stockholders of KCPL immediately prior to such reorganization.
As used in this Agreement, "Voting Securities" shall mean any securities of the Company which vote generally in the election of directors.

          e. At the election of the Company or the Employee, with or without cause upon 90 days written notice by one party to the other.

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     Any termination of the Employee's employment by the Company or by the Employee shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination under the provision so indicated. A Notice of Termination shall not be given by the Company during any vacation periods. Any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination that complies with such requirements shall not be effective.

     5.   Effect of Termination.

          a. Termination Arising From Expiration of the Employment Period. In the event that the Employment Period expires in accordance with Section 1 due to the giving of notice by the Company of its election to terminate the Agreement, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. In addition, the Employee shall be paid, within 30 days of such date, cash in an amount equal to the amount remaining in the Employee's Incentive Account, net of all applicable withholding taxes, as of the last day of his actual employment by the Company.

          b. Termination for Cause or at Election of Employee. In the event the Employee's employment is terminated for Cause pursuant to Section 4.b., or at the election of the Employee pursuant to Section 4.e., the Company shall pay to the Employee the compensation and benefits otherwise payable to him under
Section 3 through the last day of his actual employment by the Company. In the event the Employee's employment is terminated for Cause pursuant to Section 4.b, the Employee shall forfeit all amounts remaining in his Incentive Account as of the date of termination. If the Employee's employment is terminated at the election of the Employee pursuant to Section 4.e., the Employee shall be paid, within 30 days of such date, in addition to the amounts set forth in the first sentence of this Section 5.b., cash in an amount equal to 50% of the amount remaining in the Employee's Incentive Account, net of all applicable withholding taxes, as of the last day of his actual employment by the Company.

          c. Termination at the Election of Company or for Good Reason. In the event the Employee's employment is terminated at the election of the Company pursuant to Section 4.e., or by the Employee for good reason pursuant to Section 4.d., the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company and, if Employee's employment is terminated within one year of the Commencement Date, then also for the remainder of the Employment Period as if the Employee had continued his employment for the remainder of the Employment Period. In addition, the Employee shall be paid, within 30 days of such date, cash in an amount equal to the amount remaining in the Employee's Incentive Account, net of all applicable withholding taxes, as of the last day of his actual employment by the Company; provided, further, that if Employee's employment is terminated within one year of the Commencement Date, then the Employee shall be deemed, for purposes only of participation in the Incentive Plan, to have continued participation in the Incentive Plan through the last day of the Initial Term and shall be entitled to all payments as due and payable pursuant to the terms of the Incentive Plan, with any amount remaining in Employee's Incentive Plan as of the last day of the Initial

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Term being due and payable within 30 days of such date, net of all applicable withholding taxes. For purposes of this Agreement and notwithstanding any contrary provision in the Incentive Plan, in the event that Employee's employment is terminated at the election of the Company pursuant to Section 4.e. or by the Employee for good reason pursuant to Section 4.d. prior to the expiration of the Employment Period, then the amount remaining in the Employee's Incentive Account as of the applicable time prescribed by this Section 5.c., and which has not been the subject of a Realization Event as of such time, shall be determined by the appraisal procedure set forth in Section 5.h. rather than by the methodology listed in Exhibit B to the Incentive Plan.

          d. Termination for Death or Disability. If the Employee's employment is terminated by death or because of disability pursuant to Section 4.c., the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs. In addition, the Employee shall be paid, within 90 days following such month end, cash in an amount equal to the amount remaining in the Employee's Incentive Account, net of all applicable withholding taxes, as of 60 days following such month end. Further, the Employee shall be paid, as promptly as practicable, all amounts payable under the provisions of Section 5.g, below.

          e. Survival. The provisions of Sections 6 and 7, and any rights of the Employee with respect to compensation or benefits, including the Employee's Incentive Account, as herein provided, shall survive the termination of this Agreement.

          f. No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit provided to the Employee under this Agreement or the Incentive Plan by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided to the Employee under this Agreement or the Incentive Plan be reduced or offset by any compensation earned or received by the Employee from another employer after the termination of the Employee's employment under this Agreement.

          g. Realization Events. For purposes of this Agreement and notwithstanding any contrary provision in the Incentive Plan (i) any Realization Event that occurs within 120 days after the Employee's employment is terminated (a) at the election of the Company pursuant to Section 4.e., or (b) by the Employee for good reason pursuant to Section 4.d., or (c) pursuant to Section 4.c., shall be deemed to have occurred as of the last day of such actual employment and Amounts Realized in connection with such Realization Event shall be allocated to the Employee's Incentive Account, and the Employee shall be entitled to an Award and payment based thereupon pursuant to the terms of the Incentive Plan as modified by the terms of this Agreement, and (ii) in the event that the Corporation has, prior to termination of the Employee's employment under Sections 4.c., 4.d. or 4.e. this Agreement, entered into a definitive agreement that contemplates an event that would constitute a Realization Event under the Incentive Plan and such Realization Event occurs within one year following any termination of the Employee's employment under this Agreement, then such Realization Event shall be deemed to occur during the Employment Period and Amounts Realized in connection with such Realization Event shall be allocated to the Employee's Incentive Account, and the Employee shall be entitled to an Award and payment based thereupon pursuant to the terms of the Incentive Plan as modified by the terms of this Agreement.

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        h.   Appraisal Procedure. The appraisal procedure
contemplated by Sections 5.c. and 5.d. shall consist of the following: (i) the Employee shall select a nationally recognized investment banking firm ("Employee Appraiser") to determine the fair market value of the assets in the Investment Account of the Employee, as of the applicable time period (the "Initial Appraisal"), within 30 days of such Employee's termination of actual employment by the Company, (ii) if the Company does not object to the Initial Appraisal within 15 days after receipt thereof, such appraisal shall be final and binding upon the Employee and the Company, (iii) if the Company objects to the Initial Appraisal with respect to an amount equal to 10% or more of the Initial Appraisal, then the Company shall promptly so notify the Employee and select a different nationally recognized investment banking firm (the "Company Appraiser") who shall review the Initial Appraisal and issue its own appraisal of the fair market value of the assets in the Employee's Investment Account as of the applicable time period (the "Company Appraisal"), and shall deliver the Company Appraisal to the Employee within 30 days of such notification to the Employee,
(iv) within 10 days after the delivery of the Company Appraisal to the Employee, the Employee Appraiser and the Company Appraiser shall meet in an effort to resolve any questions or differences between their respective appraisals, (v) if the Employee Appraiser and Company Appraiser agree on the fair market value of the assets in the Employee's Incentive Account as of the applicable time period, such agreed upon value shall be final and binding upon the Employee and the Company, (vi) if no agreement as to such fair market value is reached between the Employee Appraiser and the Company Appraiser, such appraisers shall select a mutually acceptable appraiser (the "Third Appraiser") within ten days after their initial meeting and such fair market value shall be determined by the Third Appraiser within 30 days of its selection and such appraisal shall be final and binding upon the Employee and the Company, and (vii) the appraisal performed by the Employee Appraiser, the Company Appraiser or the Third Appraiser shall not take into account discounts arising from the number of shares or amount of securities of any Affiliate held in the Employee's Investment Account (sometimes referred to as minority discounts or illiquidity discounts.).


     6.   Non-Compete.

          a. During the period of the Employee's actual employment by the Company and for the Applicable Non-Compete
Period (as defined below), the Employee will not directly or indirectly, in the territory comprised by the continental United
States:

               (1)  as an individual proprietor, partner,
stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the record holder or beneficial owner of not more than five percent (5%) of the total outstanding stock of, a publicly held company), engage in the business of developing, producing, marketing or selling products or services that are of the kind or type developed, produced, marketed or sold by the Company or its Affiliates (as defined in the Incentive Plan), while the Employee was employed by the Company or that are of the kind or type described in reasonable detail in the written business plan of the Company for the year during which the Employee's employment is actually terminated, provided that such products or services are reasonably expected to be developed, produced, marketed and sold on a commercially significant basis during that year or the immediately succeeding year (provided further, however, that the Employee may hold stock in, and otherwise hold or act in any capacity with respect to, Bracknell Corporation); or

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               (2)  recruit, solicit or induce, or attempt to
induce employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company (other than by means of general advertisements); or

               (3) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts of the Company which were contacted, solicited or served by the Employee while employed by the Company.

     With respect to Section 6.a.(1) above, the Applicable Non-Compete Period shall be twelve months, provided, however, that such period shall be reduced to six months in the event that the Employee's employment is terminated at the election of the Company pursuant to Section 4.a or 4.e. or if the Employee's employment is terminated for good reason pursuant to Section 4.d. With respect to Section 6.a.(2) and (3) above, the Applicable Non-Compete Period shall be eighteen months, provided, however, that such period shall be reduced to six months in the event that the Employee's employment is terminated at the election of the Company pursuant to Section 4.a. or 4.e. or if the Employee's employment is terminated for good reason pursuant to Section 4.d.

          b. If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          c. The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this
Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief. The prevailing party in a legal proceeding to remedy a breach under this Agreement shall be entitled to receive its reasonable attorney's fees, reasonable expert witness fees, and reasonable out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be granted.

          d. In the event the Company terminates this Agreement without cause pursuant to Section 4.c., the restrictions contained in Section 6.a.(1) shall not apply.

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7.   Proprietary Information and Developments

          a.   Proprietary Information.

               i. Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists, provided that the foregoing reasonably relate to the Company's business or financial affairs. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

               ii. Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.

               iii. Employee agrees that his obligation not to disclose or use Proprietary Information of the types set forth in paragraphs (i) and (ii) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business (collectively, "Third Party Proprietary Information").

               iv.  The Company agrees that Proprietary
Information and Third Party Proprietary Information does not include information or know-how which (A) was known to the Employee prior to the time of disclosure of such Proprietary Information or Third Party Proprietary Information to the Employee; (B) is available from a public source through no breach by the Employee of a confidentiality agreement relating to Proprietary Information or Third Party Proprietary Information;
(C) is obtained by the Employee lawfully from a third party through no breach by Employee or such third party of a confidentiality agreement relating to Proprietary Information or Third Party Proprietary Information; (D) is independently developed or derived by the Employee without the necessity of use of any Proprietary Information or Third Party Proprietary Information disclosed to the Employee in connection with the Employee's employment hereunder; or (E) is required to be disclosed by law, regulation, rule, act, or order of any governmental or judicial authority or agency.

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          b.   Developments.

               i. Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others and which relate to the present active business, research, or development of the Company and are made and conceived by the Employee in the performance of his duties and responsibilities hereunder or using the Company's tools, devices, equipment or Proprietary Information (all of which are collectively referred to in this Agreement as "Developments").
In no event shall Developments be deemed to include inventions, improvements, discoveries, methods, developments, software, works of authorship, techniques, tools, know-how, or information which the Employee had prior to the Commencement Date.

               ii. Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications.

               iii. Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of proprietary rights, and powers of attorney, which the Company may reasonably deem necessary in order to protect its rights and interests in any Development.

          c. Other Agreements. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, except for the Employee's agreements with Bracknell Corporation and Custom Energy.
Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company, provided that the Company agrees that the Employee shall have no obligation to disclose or utilize any such proprietary information, knowledge or data in the performance of any terms of this Agreement or otherwise as an employee of the Company.

          d. Company's Right to Notify Subsequent Employers. The Company may do all permissible things, and take all permissible action, reasonably necessary to protect its rights under this Section 7, including without limitation notifying any subsequent employer of the Employee of the existence of (and furnishing to any such employer) the provisions of this Agreement.

     8. Indemnification. The Company shall defend and indemnify Employee from and against, and to exculpate Employee from, any and all claims, actions, suits, proceedings, fines, damages, judgments, costs and expenses, or other liabilities arising from or relating to the

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

performance by the Employee of his duties hereunder, or otherwise with respect to his status, as an employee, officer, or director of the Company, on a basis that is at least as favorable to the Employee as the broadest indemnification available or provided by the Company to any of its employees, officers, or directors, whether pursuant to applicable corporate documents or separate written agreement, or if more extensive, on as broad a scope of indemnification and exculpation from liability as permitted by law.

     9. Legal Expenses. The Company shall promptly pay, or promptly reimburse the Employee for, all reasonable legal fees and expenses of Employee's personal legal counsel incurred by the Employee in connection with the drafting, negotiation and advice rendered with respect to this Agreement, the Incentive Plan, and matters reasonably related thereto, in an aggregate amount not to exceed $15,000. In addition, the Company shall promptly pay, or promptly reimburse the Employee for all reasonable legal fees and expenses incurred by the Employee in connection with any litigation between the Company and the Employee (a) contesting the validity of this Agreement or the Incentive Plan, or (ii) enforcing the Employee's rights under this Agreement or the Incentive Plan, in either case if the Employee prevails on the merits.

     10. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10.

     11. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     13. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

     14. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Missouri, without giving effect to that State's conflict of laws provisions.

     15. Choice of Venue. All actions or proceedings with respect to this Agreement shall be instituted only in any state or federal court sitting in Jackson County, Missouri, and by execution and delivery of this Agreement, the parties irrevocably and unconditionally subject to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive: (a) any objection that the parties might now or hereafter have to the venue of any of such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

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

     16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or consolidated, or which may succeed to its assets or business, subject to the Employee's rights under Section 4.d., and provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     17. Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     18. Captions and Headings. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     19. Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     20. Counterparts. This Agreement may be executed in a number of counterparts and all of such counterparts executed by the Company or the Employee, shall constitute one and the same agreement, and it shall not be necessary for all parties to execute the same counterpart hereof.

     21. Facsimile Signatures. The parties hereby agree that, for purposes of the execution of this Agreement, facsimile signatures shall constitute original signatures.

     22. Incorporation by Reference. The preamble and recitals to this Agreement are hereby incorporated by reference and made a part hereof.

                    [Signature page follows]

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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                        KLT Inc.

                                        /s/R. G. Wasson
                                        Name: R. G. Wasson
                                        Title:   Chairman of the Board

                                        EMPLOYEE:

                                        /s/Gregory J. Orman
                                        Gregory J. Orman

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